UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2017
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant's telephone number, including area code:  (276) 628-9181

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the "Company") held its Annual Meeting of Shareholders on May 16, 2017 (the "Annual Meeting").  At the Annual Meeting, the shareholders of the Company elected seven directors to serve for one-year terms, ratified the Company's appointment of Brown, Edwards & Company, LLP as the Company's independent auditors for 2017 and approved the non-binding resolution to endorse the Company's executive compensation program.  The voting results for each proposal are as follows:

1.	To elect seven directors to serve for terms of one year each expiring at the 2018 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
E. Craig Kendrick	4,554,675	14,936	722,348
Jon C. Lundberg	4,534,140	35,472	722,348
James D. Moore, Jr.	4,498,250	71,362	722,348
Charles P. Olinger	4,549,694	19,917	722,348
Edward M. Rosinus	4,174,555	395,057	722,348
Timothy K. Schools	4,493,158	76,454	722,348
H. Ramsey White, Jr.	4,238,076	331,535	722,348

2.	To ratify the appointment of Brown, Edwards & Company, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain
5,262,526	15,530	13,904

3.             Advisory approval of the Company's executive compensation ("Say on Pay").

For	Against	Abstain	Broker Non-Vote
4,034,461	175,103	360,048	722,348

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: May 19, 2017	By:	/s/ John H. Gray
John H. Gray
Chief Financial Officer

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